                          FIRST COMMERCIAL CORPORATION
                            400 WEST CAPITOL AVENUE
                          LITTLE ROCK, ARKANSAS 72201

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Guy Amsler, Jr. and James H Rice, Jr., and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated on the reverse side, all the shares of common stock of First Commercial Corporation ("First Commercial") held of record by the undersigned, at the Special Meeting of Stockholders to be held at the DoubleTree Hotel, Grand Ballroom, 424 West Markham Street, Little Rock, Arkansas 72201 at 2:00 p.m., local time on July 28, 1998, or any adjournment thereof.

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

1. To approve the Agreement and Plan of Merger, dated as of February 8, 1998 (the "Agreement"), by and between First Commercial and Regions Financial Corporation ("Regions"), pursuant to which (a) First Commercial will merge with and into Regions (the "Merger") and (ii) each share of common stock of First Commercial, par value $3.00 per share, issued and outstanding immediately prior to the effective time of the Merger (with certain exceptions) will be converted into 1.7 shares of common stock of Regions, par value $0.625 per share, subject to possible adjustment, and cash in lieu of any fractional share interests, all as described more fully in the Joint
    Proxy Statement/ Prospectus date           , 1998.

     [ ] FOR                [ ] AGAINST               [ ] ABSTAIN

2. In their discretion on such other business as may properly come before the meeting or any adjournment thereof.

                   (Continued and to be signed on other side)

    Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Corporate Secretary of First Commercial at the meeting of the stockholder's decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by submission of a properly executed subsequently dated proxy or by written notice to First Commercial for receipt prior to the Special Meeting.

                                                  Dated:                  , 1988
                                                        ------------------

                                                  ------------------------------
                                                           (Signature)

                                                  ------------------------------
                                                   (Signature if held jointly)

                                                  Please sign exactly as your
                                                  name appears on this card.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title. If shares are
                                                  held jointly, each holder must
                                                  sign.

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.